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                                                                  EXHIBIT 23(ii)

                         CONSENT OF ARTHUR ANDERSEN LLP


     As independent public accountants, we hereby consent to the use in this registration statement (file # 333-31375) of our report dual dated March 26, 1997 and June 3, 1997 included herein and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN L.L.P.


New Orleans, Louisiana
September 23, 1997